EXHIBIT 21

LANDRY’S RESTAURANTS, INC.

LIST OF SUBSIDIARIES

C. A. Muer Corporation

Capt. Crab’s Take-Away of 79th Street, Inc.

CHLN, Inc.

CHLN-Idaho, Inc.

CHLN-Maryland, Inc.

Crab Addison, Inc.

Crab House, Inc.

Cryo Realty Corp.

FSI Devco, Inc.

FSI Restaurant Development Limited

GNL, CORP.

GNLV, CORP.

Golden Nugget Experience, LLC

Golden Nugget, Inc.

Hospitality Headquarters, Inc.

Houston Aquarium, Inc.

Inn at the Ballpark Catering, Inc.

Island Entertainment, Inc.

Island Hospitality, Inc.

Joe's Crab Shack—Delaware, Inc.

Joe's Crab Shack—San Diego, Inc.

Landry's Crab Shack, Inc.

Landry's Development, Inc.

Landry's Downtown Aquarium, Inc.

Landry's G.P., Inc.

Landry's Gaming, Inc.

Landry's Harlows, Inc.

Landry's Limited, Inc.

Landry's Management, L.P.

Landry's New York Grotto Development Corp. 2005, Inc.

Landry's Pesce, Inc.

Landry's Restaurants, Inc.

Landry's Seafood & Steak House—Corpus Christi, Inc.

Landry's Seafood House—Alabama, Inc.

Landry's Seafood House—Arizona, Inc.

Landry's Seafood House—Arlington, Inc.

Landry's Seafood House—Austin, Inc.

EXHIBIT 21

LANDRY’S RESTAURANTS, INC.

LIST OF SUBSIDIARIES

Landry's Seafood House—Bellevue, Inc.

Landry's Seafood House—Biloxi, Inc.

Landry's Seafood House—Colorado, Inc.

Landry's Seafood House—Delaware, Inc.

Landry's Seafood House—Florida, Inc.

Landry's Seafood House—Georgia, Inc.

Landry's Seafood House—Hampton, Inc.

Landry's Seafood House—Illinois, Inc.

Landry's Seafood House—Indiana, Inc.

Landry's Seafood House—Kansas, Inc.

Landry's Seafood House—Kentucky, Inc.

Landry's Seafood House—Lafayette, Inc.

Landry's Seafood House—Little Rock, Inc.

Landry's Seafood House—Maryland, Inc.

Landry's Seafood House—Memphis, Inc.

Landry's Seafood House—Michigan, Inc.

Landry's Seafood House—Minnesota, Inc.

Landry's Seafood House—Missouri, Inc.

Landry's Seafood House—Nevada, Inc.

Landry's Seafood House—New Jersey, Inc.

Landry's Seafood House—New Mexico, Inc.

Landry's Seafood House—New Orleans, Inc.

Landry's Seafood House—Norfolk Virginia, Inc.

Landry's Seafood House—North Carolina, Inc.

Landry's Seafood House—Ohio, Inc.

Landry's Seafood House—Oklahoma, Inc.

Landry's Seafood House—Pennsylvania, Inc.

Landry's Seafood House—Redondo Beach, Inc.

Landry's Seafood House—San Luis, Inc.

Landry's Seafood House—South Carolina, Inc.

Landry's Seafood House—Utah, Inc.

Landry's Seafood House—Virginia, Inc.

Landry's Seafood Inn & Oyster Bar—Galveston, Inc.

Landry's Seafood Inn & Oyster Bar—Kemah, Inc.

Landry's Seafood Inn & Oyster Bar—San Antonio, Inc.

Landry's Seafood Inn & Oyster Bar—Sugar Creek, Inc.

Landry's Seafood Inn & Oyster Bar II, Inc.

Landry's Seafood Inn & Oyster Bar, Inc.

EXHIBIT 21

LANDRY’S RESTAURANTS, INC.

LIST OF SUBSIDIARIES

Landry's Seafood Kemah, Inc.

Landry's Trademark, Inc.

LCH Acquisition, Inc.

LCHLN, Inc.

LGE, Inc.

LNY-Iowa, Inc.

LSRI Holdings, Inc.

Marina Acquisition Corporation of Florida, Inc.

Nevada Aquarium, Inc.

Ocean Blue Industries, Inc.

Rainforest Cafe Canada Holdings, Inc.

Rainforest Cafe, Inc.

Rainforest Cafe, Inc.—Baltimore County

Rainforest Cafe, Inc.—Cha Cha

Rainforest Cafe, Inc.—Kansas

Rainforest Trademark, Inc.

Saltgrass, Inc.

Seafood Holding Supply, Inc.

Summit Aircraft Services, Inc.

Summit One Network, Inc.

Summit Seafood Supply, Inc.

Summit Supply, Inc.

T-Rex Cafe—Kansas City, Inc.

T-Rex Cafe—Orlando, Inc.

T-Rex Cafe, Inc.

T-Rex Kansas City, LLC

West End Seafood, Inc.

Willie G's Galveston, Inc.

Willie G's Post Oak, Inc.

WSI Fish Limited

Yorkdale Rainforest Restaurants, Inc.